EXHIBIT 5.1

January 20, 2011

Pengrowth Energy Corporation
2100, 222 – Third Avenue S.W.
Calgary, AB  T2P 0B4

Re:   Amendment to the Registration Statement on Form F-10/A for Pengrowth Energy Corporation

We have acted as Canadian counsel to Pengrowth Energy Corporation ("Pengrowth") in connection with the prospectus included in the amendment to the registration statement on Form F-10/A (the "Registration Statement") being filed on January 20, 2011 by Pengrowth with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We hereby consent to the use of our name on the cover page and under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the prospectus forming a part of the Registration Statement, and in the Registration Statement.

We also consent to the use of our name in the Information Circular dated November 5, 2010 of Pengrowth Energy Trust, which is incorporated by reference in the prospectus forming a part of the Registration Statement, and in the Registration Statement.

Yours truly,

/s/  BURNET, DUCKWORTH & PALMER LLP

BURNET, DUCKWORTH & PALMER LLP